UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2026

GEN Restaurant Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41727	87-3424935
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11480 South Street, Suite 205 Cerritos, CA		90703
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (562) 356-9929

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, par value $0.001 per share	GENK	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 10, 2026, GEN Restaurant Group, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Roth Capital Partners, LLC (the “Agent”). Pursuant to the terms of the Sales Agreement and the Prospectus Supplement (as defined below), the Company may offer and sell shares of the Company’s Class A common stock, $0.001 par value per share (the “Shares”), having an aggregate offering amount of up to $3,740,000 from time to time through the Agent, acting as sales agent or principal. The Agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, to sell on the Company’s behalf all of the Shares requested to be sold by the Company, subject to the terms and conditions of the Sales Agreement. Sales of the Shares, if any, may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Agent will be entitled to a commission from the Company of 3.0% of the gross proceeds from the sale of Shares sold under the Sales Agreement. In addition, the Company has agreed to pay certain expenses incurred by the Agent in connection with the offering. The Company is not obligated to sell any Shares under the Sales Agreement and may at any time suspend sales thereunder. The Company intends to use any net proceeds from the offering to fund the expansion of its consumer packaged goods business and for working capital and general corporate purposes, which may include funding new restaurant openings.

The Shares will be sold pursuant to the Company’s registration statement on Form S-3 (File No. 333-296041), including the related prospectus, that was filed with the Securities and Exchange Commission, and declared effective on May 27, 2026, as supplemented by a prospectus supplement dated August 10, 2026 (the “Prospectus Supplement”). This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

The Sales Agreement contains customary representations, warranties and agreements of the Company and the Agent, indemnification rights and obligations of the parties and termination provisions. The Sales Agreement may be terminated by either the Company or the Agent upon five (5) days’ written notice, or earlier under certain circumstances. The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the opinion of Faegre Drinker Biddle & Reath LLP, counsel to the Company, relating to the legality of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit Number	Description

5.1	Opinion of Faegre Drinker Biddle & Reath LLP.

10.1	Sales Agreement, dated August 10, 2026, by and between GEN Restaurant Group, Inc. and Roth Capital Partners, LLC.

23.1	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEN RESTAURANT GROUP, INC.

Date: August 10, 2026	By:	/s/ Luke Hewko
Luke Hewko
Chief Financial Officer

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